Exhibit 99.1

CapitalSouth Bancorp Announces Third Quarter 2008 Results

BIRMINGHAM, Ala.--(BUSINESS WIRE)--October 30, 2008--CapitalSouth Bancorp (NASDAQ-GM: CAPB) (the "Company"), the bank holding company for CapitalSouth Bank (the "Bank"), today announced a net loss of $5,292,000 or $1.27 per share for the third quarter ended September 30, 2008, due primarily to a noncash reserve of $5.1 million on our deferred tax assets which offset the Company’s income tax benefit for the quarter. Commenting on the quarter, Chairman and Chief Executive Officer W. Dan Puckett stated, “The current economic conditions continue to be a challenge for CapitalSouth as with all financial institutions. We have focused our attention on quickly identifying and resolving problem credits. We have devoted significant resources to these efforts, which have resulted in a modest increase in nonperforming assets. We have further focused on repositioning our balance sheet to ensure that we have liquidity, lower real estate concentration risk and appropriate reserves. We are taking every opportunity to protect the interests of our depositors and stockholders as we navigate these challenges, and remain confident in our ability to weather the current economic downturn.”

The Company is in the process of raising additional capital. We are in the process of beginning a rights offering of up to $15,000,000 in additional shares of common stock to our common stockholders of record as of September 22, 2008. Once the rights certificates are mailed, stockholders will have thirty (30) days in which to exercise their subscription rights to purchase additional common stock. This offering also contemplates offering to the public any shares not subscribed by current common stockholders following the rights period at the subscription price. A copy of the prospectus and additional materials relating to the rights offering are expected to be mailed on or about November 6, 2008. Common stockholders may also obtain a copy of the prospectus by writing to CapitalSouth Bancorp, 2340 Woodcrest Place, Birmingham, Alabama 35209, Attention Carol W. Marsh, Chief Financial Officer. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Company reported nonperforming assets at September 30, 2008, of $47,893,000, up modestly by 5.5% from the $45,392,000 reported at June 30, 2008. The Company has dedicated many resources to managing the identification and resolution of nonperforming assets. CapitalSouth has successfully liquidated $3.3 million in Other Real Estate Owned (OREO) during the quarter at values resulting in less than $100,000 in additional charges to earnings for losses on sales and write-downs in value. One of the key indicators in identifying future nonperforming assets is past due loans. Past due loans greater than 30 days, which are still accruing interest, have declined 28.3% since June 30, 2008.

The Company recorded annualized net charge-offs, as a percentage of average loans, of 1.02% in the third quarter of 2008 compared with annualized net charge-offs of 1.37% in the second quarter of 2008. The Company's loan loss provision was $50,000 in the third quarter of 2008 compared with $9,350,000 in the second quarter of 2008. The need for additional provision to the allowance for loan losses was offset by a strategic reduction in the loan portfolio, which has declined $28,254,000 or 5% since June 30, 2008, coupled with a modest increase in nonperforming loans since the end of the second quarter of 2008. The Company has obtained current independent appraisals on the nonperforming assets to support the carrying values and related specific reserves for loan losses. Additionally, the Company has engaged independent parties to perform loan reviews of a significant portion of the loan portfolio to assist in identifying problem credits. The allowance for loan losses was 2.61% of total period-end loans and 40.40% of period-end nonperforming loans as of September 30, 2008, compared with 2.73% and 45.33%, respectively, at June 30, 2008.

The Company has enhanced its liquidity by completely eliminating its reliance on overnight funding from the Federal Home Loan Bank (FHLB) and is currently selling funds to the FHLB. As of September 30, 2008, the Company had $5,652,000 in federal funds sold compared with a purchased position of $25,811,000 at June 30, 2008. The Company achieved these results through strategic reductions in assets.

Total assets at September 30, 2008 were $695,890,000, representing a 5% decline from $736,195,000 at June 30, 2008. The Company's loan portfolio totaled $560,806,000 at the end of the third quarter of 2008, down 5% from $589,060,000 at June 30, 2008. The Company’s available-for- sale investment portfolio declined 29% due to the sale of securities by the Company. Deposits totaled $610,639,000 at quarter's end, declining 2% from $622,093,000 at June 30, 2008. The declines in these balance sheet amounts reflected the Company’s continuation of a process begun in the second quarter to shrink its asset base to increase liquidity, reposition the Bank's loan portfolio to reduce its total exposure to the real estate sector, and to restore the Bank’s capital ratios. The Company and Bank currently remain adequately capitalized with a Tier I Leverage Capital Ratio of 4.58% and 6.53%, respectively, and a Total Risk Based Capital Ratio of 8.27% and 9.45%, respectively.

Net interest income for the third quarter of 2008 declined 9% to $3,906,000 from $4,271,000 in the second quarter of 2008. Net interest margin declined in the third quarter to 2.39% versus 2.51% in the second quarter of 2008 due to the impact of a lower prime rate as well as the increase in nonperforming assets. For the first nine months of 2008, net interest income increased slightly to $12,925,000 from $12,852,000 in the prior-year period. Net interest margin declined in the first nine months of 2008 to 2.55% from 3.51% in the same period last year. Management believes margin pressure will continue throughout the year due to the impact of nonperforming loans, the lower prime rate and competitive pressures for liquidity on the price for deposits.

Noninterest income for the third quarter declined 12% to $645,000 from $734,000 in the second quarter of 2008, primarily reflecting lower service charges on deposits and lower gains on the sale of mortgage loans. For the nine months ended September 30, 2008, noninterest income increased 17% to $2,581,000 from $2,204,000 in the year-earlier period, reflecting gains on sales of mortgage loans partially offset by lower loan income from the Company's Business Capital Group. The Business Capital Group income is generated primarily from loans on commercial real estate projects, which also have experienced a slowdown as secondary market investors are more cautious in their underwriting criteria due to current market conditions.

Noninterest expense for the third quarter of 2008 declined to $5,001,000 from $15,618,000 in the second quarter of 2008, which included a goodwill impairment charge of $9,363,000. Excluding the impairment charge, noninterest expense for the second quarter was $6,255,000. The decline in noninterest expense during the third quarter primarily reflected lower expenses associated with OREO. For the nine months ended September 30, 2008, noninterest expense was $25,552,000 compared with $10,861,000 in the prior-year period; excluding the impairment charge, noninterest expense increased 49% to $16,189,000 in the first nine months of 2008, primarily reflecting an increase in salaries and employee benefits, along with higher occupancy costs, related to the September 2007 acquisition of Monticello Bancshares, Inc., and with higher expenses associated with OREO of $1,518,000 year-to-date.

During the third quarter of 2008, the Company recorded an additional valuation allowance against its net deferred tax assets of $5.3 million in accordance with the requirements of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). In evaluating the positive and negative evidence to support the realization of the asset under SFAS 109, given the current credit crisis and economic conditions, there is insufficient positive evidence to support a conclusion that it is more likely than not this asset will be realized in the foreseeable future.

Stockholders' equity totaled $24,180,000 at September 30, 2008, compared with $29,757,000 at June 30, 2008. Book value per share was $5.81 at September 30, 2008, compared with $7.16 at June 30, 2008. Tangible book value per share was $5.63 per share at September 30, 2008, compared with $6.96 at June 30, 2008.

The Company also noted that Charles K. McPherson, Sr., age 66, has retired from the Board of Directors for the Company and the Bank.

CapitalSouth Bancorp is a bank holding company operating 12 full-service banking offices through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a mortgage origination office through Mortgage Lion, Inc., a wholesale mortgage origination operation based in Fitzgerald, Georgia. CapitalSouth Bank targets small to medium-sized businesses in the markets it serves. CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community. CapitalSouth Bank offers Small Business Administration lending services and other loan programs for business owners through its Business Capital Group, which operates through our full-service offices. CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events or otherwise.

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept 30, 2007
Interest income	$9,472	$10,132	$10,398	$31,245	$28,153
Interest expense	5,566	5,861	5,750	18,320	15,302
Net interest income	3,906	4,271	4,648	12,925	12,851
Provision for loan losses	50	9,350	1,025	10,057	1,386
Net interest income (loss) after provision for loan losses	3,856	(5,079)	3,623	2,868	11,465
Noninterest income	645	734	633	2,581	2,204
Noninterest expense	5,001	15,618	3,826	25,552	10,861
Net (loss) income before provision for income taxes	(500)	(19,963)	430	(20,103)	2,808
Provision (benefit) for income taxes	4,792	(3,568)	154	1,262	929
Net (loss) income	$(5,292)	$(16,395)	$276	$(21,365)	$1,879
Net (loss) income per share:
Basic	$(1.27)	$(3.95)	$0.09	$(5.14)	$0.62
Diluted	$(1.27)	$(3.95)	$0.09	$(5.14)	$0.61

	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Total assets	$695,890	$736,195	$812,544
Loans	560,806	589,060	636,800
Allowance for loan losses	(14,655)	(16,082)	(7,211)
Net loans	546,151	572,978	629,589
Interest-bearing deposits	551,051	555,255	566,827
Noninterest-bearing deposits	59,588	66,838	72,488
Total deposits	610,639	622,093	639,315
Stockholders' equity	24,180	29,757	62,551
Book value per share	5.81	7.16	15.45
Tangible book value per share	5.63	6.96	8.33

Unaudited supplemental financial information for the third quarter and nine months ended September 30, 2008 and 2007, may be obtained by following this link: http://www.irinfo.com/CAPB/CAPB3Q08mba.pdf.

CONTACT:
CapitalSouth Bancorp
W. Dan Puckett, Chief Executive Officer, 205-870-1939
or
W. Flake Oakley, IV, President, 334-395-7925
or
Carol W. Marsh, Chief Financial Officer, 205-870-1939

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2008 and 2007
(Unaudited)

Assets	2008	2007

Cash and due from banks	$11,296,277	$9,723,409
Federal funds sold	5,652,151	13,375,569
Cash and cash equivalents	16,948,428	23,098,978
Securities available–for–sale	44,923,168	50,681,182
Securities held–to–maturity, fair value of $32,626,771 and $33,141,332
at September 30, 2008 and 2007, respectively	32,631,366	33,685,645
Federal Home Loan Bank stock	2,726,900	4,673,800
Federal Reserve Bank stock	1,551,602	905,450
Loans held-for-sale	3,895,212	7,589,719
Loans	560,805,694	636,799,464
Allowance for loan losses	(14,654,869)	(7,210,629)
Net loans	546,150,825	629,588,835
Premises and equipment, net	21,326,812	17,306,308
Other real estate owned	11,615,718	1,471,158
Goodwill	-	25,962,635
Other intangibles, net	744,526	2,662,430
Bank–owned life insurance	4,864,787	4,686,967
Deferred tax asset, net	1,359,038	4,042,447
Other assets	7,151,886	6,188,172
Total assets	$695,890,268	$812,543,726

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$551,051,442	$566,826,959
Noninterest–bearing	59,587,605	72,487,635
Total deposits	610,639,047	639,314,594
Federal funds purchased	-	41,294,800
Borrowed funds	29,061,734	34,583,769
Repurchase agreements	1,690,619	1,585,678
Subordinated debentures and other notes payable	23,587,410	24,027,239
Other liabilities	6,731,727	9,187,095
Total liabilities	671,710,537	749,993,175
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares; issued and
outstanding none	-	-
Common stock, $1 par value. Authorized 16,500,000 shares at September 30,
2008 and 7,500,000 at September 30, 2007; issued 4,244,232 and
4,134,626 shares at September 30, 2008 and 2007, respectively; outstanding
4,159,402 and 4,049,796 shares at September 30, 2008 and 2007, respectively	4,244,232	4,134,626
Treasury stock, at cost, 84,830 shares at September 30, 2008 and 2007	(1,255,060)	(1,255,060)
Paid–in surplus	45,887,888	44,951,079
(Accumulated deficit) retained earnings	(23,968,146)	15,005,946
Accumulated other comprehensive loss, net	(729,183)	(286,040)
Total stockholders’ equity	24,179,731	62,550,551
Total liabilities and stockholders’ equity	$695,890,268	$812,543,726

CAPITALSOUTH BANCORP AND SUBSIDIARIES Consolidated Statements of Income For the Three Months and Nine Months Ended September 30, 2008 and 2007 (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$8,559,333	$9,471,718	$28,289,424	$25,346,527
Interest on securities	830,813	835,994	2,660,039	2,523,563
Interest on other earning assets	81,703	90,067	295,485	283,302
Total interest income	9,471,849	10,397,779	31,244,948	28,153,392
Interest expense:
Interest on deposits	4,928,672	4,932,263	15,610,590	13,844,551
Interest on debt	636,644	817,969	2,709,470	1,457,281
Total interest expense	5,565,316	5,750,232	18,320,060	15,301,832
Net interest income	3,906,533	4,647,547	12,924,888	12,851,560
Provision for loan losses	50,000	1,024,585	10,057,281	1,386,213
Net interest income after provision
for loan losses	3,856,533	3,622,962	2,867,607	11,465,347
Noninterest income:
Service charges on deposits	298,093	350,369	1,073,079	966,563
Investment banking income, net	809	52,681	3,941	253,942
Business Capital Group loan income	-	76,320	90,030	663,302
Bank–owned life insurance	48,333	43,518	144,999	130,554
Gain on sale of mortgage loans	139,138	61,796	583,850	61,796
Gain on sale of investment securities	79,222	-	279,442	-
Other noninterest income	79,940	48,186	405,830	127,752
Total noninterest income	645,535	632,870	2,581,171	2,203,909
Noninterest expense:
Salaries and employee benefits	2,365,385	2,178,343	7,449,064	6,194,753
Occupancy and equipment expense	966,574	649,070	2,823,143	1,737,391
Professional fees	326,537	302,904	1,110,205	1,045,692
Advertising	100,269	96,860	331,048	240,800
Other real estate expense	163,810	24,072	1,518,532	56,754
Other noninterest expense	1,078,622	574,902	2,956,702	1,585,754
Goodwill impairment	-	-	9,362,813	-
Total noninterest expense	5,001,197	3,826,151	25,551,507	10,861,144
(Loss) income before provision for income taxes	(499,129)	429,681	(20,102,729)	2,808,112
Provision for income taxes	4,792,392	154,078	1,262,219	929,272
Net (loss) income	$(5,291,521)	$275,603	$(21,364,948)	$1,878,840

Basic (loss) earnings per share	$(1.27)	$0.09	$(5.14)	$0.62
Basic weighted average shares outstanding	4,156,866	3,181,084	4,154,027	3,052,532
Diluted (loss) earnings per share	$(1.27)	$0.09	$(5.14)	$0.61
Diluted weighted average shares outstanding	4,156,866	3,204,575	4,154,027	3,077,648

CAPITALSOUTH BANCORP AND SUBSIDIARIES Financial Highlights (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percentage	September 30,		Percentage
	2008	2007	Change	2008	2007	Change

Net interest income	$3,906,533	$4,647,547	(15.9)%	$12,924,888	$12,851,560	0.6%
Provision for loan losses	50,000	1,024,585	(95.1)	10,057,281	1,386,213	625.5
Noninterest income	645,535	632,870	2.0	2,581,171	2,203,909	17.1
Noninterest expense	5,001,197	3,826,151	30.7	25,551,507	10,861,144	135.3
(Loss) income before provision for income tax	(499,129)	429,681	(216.2)	(20,102,729)	2,808,112	(815.9)
Provision for income taxes	4,792,392	154,078	3,010.4	1,262,219	929,272	35.8
Net (loss) income	$(5,291,521)	$275,603	(2,020.0)	$(21,364,948)	$1,878,840	(1,237.1)

Net (loss) income per common share
Basic	$(1.27)	$0.09	(1,569.3)%	$(5.14)	$0.62	(935.6)%
Diluted	(1.27)	0.09	(1,580.1)	$(5.14)	$0.61	(942.5)

Goodwill impairment charge	-	-	NM	9,362,813	-	NM
Net operating (loss) income	$(5,291,521)	$275,603	(2,020.0)%	$(12,002,135)	$1,878,840	(738.8)%

Net operating (loss) income per common share
Basic	$(1.27)	$0.09		$(2.89)	$0.62
Diluted	(1.27)	0.09		$(2.89)	0.61

Weighted average common and common
equivalent shares outstanding
Basic	4,156,866	3,181,084	30.7%	4,154,027	3,052,532	36.1%
Diluted	4,156,866	3,204,575	29.7	4,154,027	3,077,648	35.0

Return on average assets	(2.96)%	0.19%		(3.83)%	0.48%
Return on average tangible assets	(2.96)	0.19		(3.87)	0.48
Return on average equity	(70.15)	2.33		(69.01)	5.73
Return on average tangible equity	(72.04)	2.68		(83.53)	6.13

Noninterest income
Service charges on deposits	$298,093	$350,369	(14.9)%	$1,073,079	$966,563	11.0%
Investment banking income, net	809	52,681	(98.5)	3,941	253,942	(98.4)
Business Capital Group loan income	-	76,320	(100.0)	90,030	663,302	(86.4)
Bank–owned life insurance	48,333	43,518	11.1	144,999	130,554	11.1
Gain on sale of mortgage loans	139,138	61,796	125.2	583,850	61,796	844.8
Gain on sale of investment securities	79,222	-	NM	279,442	-	NM
Other	79,940	48,186	65.9	405,830	127,752	217.7
Total noninterest income	$645,535	$632,870	2.0	$2,581,171	$2,203,909	17.1

Noninterest expense
Salaries and employee benefits	$2,365,385	$2,178,343	8.6%	$7,449,064	$6,194,753	20.2%
Occupancy and equipment expense	966,574	649,070	48.9	2,823,143	1,737,391	62.5
Professional fees	326,537	302,904	7.8	1,110,205	1,045,692	6.2
Advertising	100,269	96,860	3.5	331,048	240,800	37.5
Other real estate expense	163,810	24,072	580.5	1,518,532	56,754	2,575.6
Other noninterest expense	1,078,622	574,902	87.6	2,956,702	1,585,754	86.5
Goodwill impairment	-	-	NM	9,362,813	-	NM
Total noninterest expense	$5,001,197	$3,826,151	30.7	$25,551,507	$10,861,144	135.3

CAPITALSOUTH BANCORP AND SUBSIDIARIES Financial Highlights (Unaudited)

	September 30,		Percentage
Period end balances:	2008	2007	Change
Total assets	$695,890,268	$812,543,726	-14.4%
Earning assets	652,186,093	747,710,829	-12.8
Securities	77,554,534	84,366,827	-8.1
Loans	560,805,694	636,799,464	-11.9
Allowance for loan losses	14,654,869	7,210,629	103.2
Deposits	610,639,047	639,314,594	-4.5
Borrowings	54,339,763	101,491,486	-46.5
Stockholders' equity	24,179,731	62,550,551	(61.3)

Equity to assets	3.47%	7.70%
Tier 1 capital to average assets	4.58%	9.01%
Book value per common share	$5.81	$15.45	(62.4)%
Tangible book value per common share	$5.63	$8.33	(32.4)
Ending shares outstanding	4,159,402	4,049,796	2.7

Asset Quality Analysis (in thousands, except percentages) (Unaudited)

		For the Three Months Ended
		Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007
Nonaccrual loans		$35,800 (1)	$35,284 (1)	$28,406 (1)	$13,914 (1)	$6,584 (1)
Loans past due 90 days or more
and still accruing		-	-	-	-	-
Troubled debt restructures		477	192	-	-	-
Other real estate owned and repossessions		11,616	9,916	6,694	3,516	1,512
Total nonperforming assets		47,893	45,392	35,100	17,430	8,096
Total nonperforming assets as a percentage
of period-end loans and other real estate		8.37%	7.79%	5.68%	2.79%	1.27%
Allowance for loan losses		$14,655	$16,082	$8,787	$8,876	$7,211
Acquired allowance for loan losses		-	-	-	-	1,461
Provision for loan losses		50	9,350	658	2,130	1,025
Loans charged off		1,495	2,077	752	472	7
Loan recoveries		18	23	4	7	23
Net charge-offs		1,477	2,054	748	465	(16)
Allowance for loan losses as a
percentage of period-end loans		2.61%	2.73%	1.44%	1.43%	1.15%
Allowance for loan losses as a
percentage of period-end nonperforming
loans	(1)	40.40%	45.33%	30.93%	63.79%	109.52%
Net charge-offs to average loans
(annualized)		1.02%	1.37%	0.49%	0.29%	(0.01)%

Nonaccrual loans acquired in Monticello Bank
acquisition, reported at net realizable
value	(1)	$340	$1,242	$1,321	$3,121	$3,585
Other real estate owned acquired in
Monticello Bank acquisition		85	435	870	879	1,000
Total nonperforming assets acquired in
Monticello Bank acquisition		$425	$1,677	$2,191	$4,000	$4,585

(1)  Nonaccrual loans acquired in the Monticello Bank acquisition with a principal balance of $4,935,000 were written down to net realizable value of $3,585,000 in accordance with Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer.  Accordingly, the allowance for loan losses has no additional reserve related to these loans.  Most of these loans are no longer carried in loans on the company's balance sheet.  The ones that are still in loans had a net realizable value of $340,000 at September 30, 2008.  Excluding the discounted nonperforming assets, the allowance for loan losses as a percentage of period-end nonperforming loans was 41.3% on September 30, 2008 and 82.2% on December 31, 2007.

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth above contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “net income before goodwill impairment charges to average assets,” “net income before goodwill impairment charges to average equity,” “return on average tangible equity,” “return on average tangible assets,” “net income before goodwill impairment charges to average tangible equity,” “average tangible equity to average tangible assets,” “net income before goodwill impairment charges to average tangible assets” and “tangible book value per share.”  Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Net income before goodwill impairment charges” is defined as net income less the effect of the non-cash goodwill impairment charge. “Return on average tangible equity” is defined as earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes that they are important when measuring CapitalSouth’s performance against entities with varying levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the Company’s performance.

“Average tangible equity to average tangible assets” is defined as average total equity reduced by recorded average intangible assets divided by average total assets reduced by recorded average intangible assets.  This measure is important to many investors in the marketplace who are interested in the equity to assets ratio exclusive of the effect of changes in average intangible assets on average equity and average total assets.

“Tangible book value per share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.  This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.  Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible book value of the Company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies.  The following reconciliation table provides a more detailed analysis of these non-GAAP performance measures.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
	(Unaudited)
Book value of equity	$24,180	$62,551	$24,180	$62,551
Intangible assets	745	28,625	745	28,625
Book value of tangible equity	$23,434	$33,925	$23,434	$33,925
Average assets	$712,346	$578,522	$744,642	$524,890
Average intangible assets	786	5,978	7,191	2,861
Average tangible assets	$711,560	$572,544	$737,451	$522,029
Return on average assets	(2.96%)	0.19%	(3.83%)	0.48%
Effect of average intangible assets	(0.00%)	0.00%	(0.04%)	0.00%
Return on average tangible assets	(2.96%)	0.19%	(3.87%)	0.48%
Average equity	$30,007	$46,852	$41,357	$43,830
Average intangible assets	786	5,978	7,191	2,861
Average tangible equity	$29,221	$40,874	$34,166	$40,969
Return on average equity	(70.15%)	2.33%	(69.01%)	5.73%
Effect of average intangible assets	(1.90%)	0.35%	(14.52%)	0.40%
Return on average tangible equity	(72.04%)	2.68%	(83.53%)	6.13%
Average equity to average assets	16.76%	32.13%	7.42%	11.16%
Effect of average intangible assets	(0.42%)	(3.81%)	(1.23%)	(0.67%)
Average tangible equity to average tangible assets	16.34%	28.32%	6.19%	10.49%
Net (loss) income before goodwill impairment charge	$(5,292)	$276	$(12,002)	$1,879
Goodwill impairment charge	-	-	9,363	-
Net (loss) income	$(5,292)	$276	$(21,365)	$1,879

Per common share:
Book value	$5.81	$15.45	$5.81	$15.45
Effect of intangible assets	0.19	7.12	0.19	7.12
Tangible book value	$5.63	$8.33	$5.63	$8.33

percentages are annualized

CAPITALSOUTH BANCORP AND SUBSIDIARIES "Average Balance Sheet and Net Interest Analysis on a Fully Tax-Equivalent Basis for the Three Months Ended September 30, 2008 and 2007"

	2008			2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets	(dollar amounts in thousands)
Earning assets:
Loans, including loans held for sale, net of
unearned income	$575,620	$8,574	5.93%	$462,081	$9,502	8.16%
Investment securities (1)	80,915	913	4.49	78,347	895	4.53
Other earning assets	11,227	82	2.91	6,463	90	5.52
Total earning assets	667,762	9,569	5.70	546,891	10,487	7.61

Other assets	44,584			31,631
Total assets	$712,346			$578,522

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$124,946	751	2.39	$161,037	1,656	4.08
Savings deposits	4,289	8	0.74	3,416	4	0.46
Time deposits < $100,000	350,726	3,461	3.93	206,047	2,696	5.19
Time deposits > $100,000	67,477	682	4.02	39,050	506	5.14
State of Alabama time deposits	6,030	26	1.72	6,030	70	4.61
Federal funds purchased	10,216	61	2.38	29,966	417	5.52
FHLB advances	28,886	311	4.28	10,904	173	6.29
Repurchase agreements	1,480	7	1.88	997	4	1.59
Subordinated debentures and other long-term debt	23,786	258	4.32	11,791	224	7.54
Total interest-bearing liabilities	617,836	5,565	3.58	469,238	5,750	4.86

Net interest spread		$4,004	2.12		$4,737	2.75

Noninterest-bearing demand deposits	59,396			57,916
Accrued expenses and other liabilities	5,107			4,513
Stockholders' equity	30,496			47,380
Unrealized gain / (loss) on securities	(489)			(525)
Total liabilities and stockholders' equity	$712,346			$578,522

Impact of noninterest-bearing sources and other
changes in balance sheet composition			0.27			0.69

Net interest margin			2.39%			3.44%

(1) Excludes fair market value adjustment on investment securities available-for-sale.

CAPITALSOUTH BANCORP AND SUBSIDIARIES "Average Balance Sheet and Net Interest Analysis on a Fully Tax-Equivalent Basis for the Nine Months Ended September 30, 2008 and 2007"

	2008			2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets	(dollar amounts in thousands)
Earning assets:
Loans, including loans held for sale, net of
unearned income	$601,269	$28,346	6.30%	$412,589	$25,414	8.24%
Investment securities (1)	85,835	2,948	4.59	78,887	2,698	4.57
Other earning assets	8,674	295	4.54	6,881	283	5.50
Total earning assets	695,778	31,589	6.06	498,357	28,395	7.62

Other assets	48,864			26,533
Total assets	$744,642			$524,890

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$156,927	3,086	2.63	$155,991	4,966	4.26
Savings deposits	4,363	26	0.80	3,332	10	0.40
Time deposits < $100,000	319,557	10,373	4.34	192,537	7,485	5.20
Time deposits > $100,000	61,628	2,022	4.38	30,581	1,164	5.09
State of Alabama time deposits	6,030	103	2.28	6,030	220	4.88
Federal funds purchased	33,700	790	3.13	13,731	569	5.54
FHLB advances	30,856	1,038	4.49	7,653	350	5.52
Repurchase agreements	1,008	12	1.59	875	11	1.68
Subordinated debentures and other long-term debt	23,654	870	4.91	9,101	527	7.74
Total interest-bearing liabilities	637,723	18,320	3.84	419,831	15,302	4.87

Net interest spread		$13,269	2.23		$13,093	2.75

Noninterest-bearing demand deposits	59,455			57,235
Accrued expenses and other liabilities	6,107			3,994
Stockholders' equity	41,300			44,299
Unrealized gain / (loss) on securities	57			(469)
Total liabilities and stockholders' equity	$744,642			$524,890

Impact of noninterest-bearing sources and other
changes in balance sheet composition			0.32			0.76

Net interest margin			2.55%			3.51%

(1) Excludes fair market value adjustment on investment securities available-for-sale.

Nonperforming Assets (in thousands, except percentages) (Unaudited)

	September 30, 2008	June 30, 2008	March 31, 2008
NONPERFORMING ASSETS
Nonaccrual loans
Residential acquisition and development	$13,932	$13,961	$11,300
Residential construction	5,458	4,395	5,237
Single family residential real estate	5,012	4,918	2,951
Commercial construction	3,645	3,631	2,196
Commercial acquisition and development	2,575	3,638	1,892
Owner-occupied commercial real estate	1,246	1,187	1,836
Non-owner occupied commercial real estate	777	887	1,402
Commercial	3,025	2,537	1,572
Consumer	130	130	20
Total nonaccrual loans	35,800	35,284	28,406
Troubled debt restructures	477	192	-
Foreclosed properties and repossessions	11,616	9,916	6,694
Total nonperforming assets	$47,893	$45,392	$35,100
as a % of loans, net, foreclosed properties and repossessions	8.59%	7.79%	5.68%

Nonperforming assets included in loans held for sale
Commercial	$-	$-	$-
Consumer	-	-	-
Total nonperforming assets included in loans held for sale	-	-	-
Nonperforming assets included in loans and loans held for sale	$47,893	$45,392	$35,100
as % of loans, net, foreclosed properties and loans held for sale	8.53%	7.74%	5.63%

PAST DUE LOANS 90 DAYS AND OVER AND NONACCRUAL LOANS
Loans past due 90 days or more and still accruing	$-	$-	$-
Nonaccrual loans	35,800	35,284	28,406
Total past due 90 days and over and nonaccrual loans	$35,800	$35,284	$28,406
as a % of loans, net	6.55%	6.10%	4.65%

CAPITALSOUTH BANCORP AND SUBSIDIARIES Allowance for Loan Losses (in thousands, except percentages) (Unaudited)

	For the Three Months Ended
	Sept 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	16,082	8,787	8,876	7,211	4,709
Provision for loan losses	50	9,349	658	2,130	1,025
CHARGE-OFF LOANS
Commercial, financial and agricultural	148	170	411	147	-
Commercial real estate, construction and mortgage	679	1,595	208	186	-
Total commercial	827	1,765	619	333	-
Real estate secured	479	277	55	133	-
Installment and other loans	189	35	77	6	7
Total consumer	668	312	132	139	7
Total charged-off	1,495	2,077	751	472	7
RECOVERIES
Commercial, financial and agricultural	10	3	-	-	10
Commercial real estate, construction and mortgage	-	4	-	-	-
Total commercial	10	7	-	-	10
Real estate secured	-	-	-	-	8
Installment and other loans	8	16	4	7	5
Total consumer	8	16	4	7	13
Total loan recoveries	18	23	4	7	23
Net charge-offs	1,477	2,054	747	465	(16)
Allowance relating to loans acquired	-	-	-	-	1,461
Allowance for loan losses-end of period	14,655	16,082	8,787	8,876	7,211

ALLOWANCE FOR LOAN LOSSES
as % of period end loans	2.61%	2.73%	1.44%	1.43%	1.15%
as % of nonaccrual loans	40.94%	46.00%	30.93%	63.79%	109.51%
as % of nonperforming assets	30.60%	35.43%	25.03%	50.92%	89.07%
NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET
Commercial, financial and agricultural	0.10%	0.11%	0.27%	0.09%	-%
Commercial real estate, construction and mortgage	0.47	1.06	0.12	0.12	-
Total commercial	0.56	1.17	0.39	0.21	-
Real estate secured	0.33	0.18	0.05	0.08	-
Installment and other loans	0.13	0.02	0.05	-	(0.01)
Total consumer	0.46	0.20	0.10	0.08	(0.01)
Total as % of average loans, net	1.02%	1.37%	0.49%	0.29%	(0.01)%